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                                                                     EXHIBIT 4.3

                                 REVOLVING NOTE


$85,000,000                                                      April 10, 1996


          FOR VALUE RECEIVED, the undersigned, WHITTAKER CORPORATION, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of NATIONSBANK
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OF TEXAS, N.A. (the "LENDER"), for the account of its Applicable Lending Office
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(as defined in the Credit Agreement (as hereinafter defined)), the aggregate principal amount of the Revolving Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement on the Revolving Commitment Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America and in same day funds to the Lender in accordance with the provisions of Section 2.09(a) of the Credit Agreement. Each Revolving Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that any failure to make such endorsement on such
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grid shall in no way alter, impair or endanger the Borrower's obligations hereunder.

          This Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, (i) the Amended and Restated Credit Agreement dated as of April 10, 1996 (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") among the Borrower, the Lender and certain other
           ----------------
lenders party thereto, and NationsBank of Texas, N.A., as Agent for the Lender and such other lenders, and (ii) the other Loan Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things,
(a) provides for the making of revolving advances (the "REVOLVING ADVANCES") by
                                                        ------------------
the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            WHITTAKER CORPORATION,
                                            a Delaware corporation


                                            By: /s/ John K. Otto
                                                --------------------------
                                                Title: Treasurer


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                       ADVANCES AND PAYMENTS OF PRINCIPAL
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 DATE      AMOUNT OF     TYPE OF    PRINCIPAL    UNPAID     NOTATION
            ADVANCE      ADVANCE    PAYMENTS    PRINCIPAL    MADE BY
                                                 BALANCE
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